Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No’s. 333-81857, 333-81847, 333-81845, 333-81841 and 333-91187) of WESCO International, Inc. of our report dated February 20, 2009, except for the retrospective adjustments described in Notes 2 and 6, as to which the date is July 27, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
July 27, 2009

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